EXHIBIT 99.1
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                      Consent of Ansbacher (Cayman) Limited
                      -------------------------------------

         The undersigned agrees that the Schedule 13D executed by Jacob Stolt-Nielsen to which this statement is attached as an exhibit is filed on behalf of Jacob Stolt-Nielsen, Ansbacher (Cayman) Limited, Ansbacher Bank and Trust Company (Cayman) Limited, Fiducia Ltd. and Stolt-Nielsen S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  January 18, 2005

                                                ANSBACHER (CAYMAN) LIMITED


                                                By:  /s/ Melissa Evans
                                                    ----------------------------
                                                    Name:  Melissa Evans
                                                    Title: Authorized Signatory



                                                By:  /s/ Steven O'Dwyer
                                                    ----------------------------
                                                    Name:  Steven O'Dwyer
                                                    Title: Authorized Signatory